EXHIBIT B-6


                            ASSET TRANSFER AGREEMENT
                           KINMUNDY GENERATION STATION


                                     BETWEEN


                        AMEREN ENERGY GENERATING COMPANY


                                       AND


                             UNION ELECTRIC COMPANY


                          DATED AS OF _________ 1, 2003


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I.     TRANSFER OF ASSETS..............................................1

   1.1.   Transfer of Assets...................................................1

          (a)  Inventory.......................................................1

          (b)  Fixed Assets....................................................1

          (c)  Real Property...................................................2

          (d)  Leased Property.................................................2

          (e)  Intellectual Property Rights....................................2

          (f)  Business Records................................................2

          (g)  Contracts.......................................................2

          (h)  Permits.........................................................2

          (i)  Insurance.......................................................2

          (j)  Rolling Stock and Vehicles......................................3

          (k)  Miscellaneous...................................................3

   1.2.   Retained Assets......................................................3

          (a)  Designated Assets...............................................3

          (b)  Non-Assigned Contracts..........................................3

          (c)  Employee Plan Assets............................................3

          (d)  Corporate Records...............................................3

   1.3.   Assignability and Consents...........................................3

          (a)  Required Consents...............................................4

          (b)  Nonassignable Items.............................................4

ARTICLE II.    LIABILITIES.....................................................4

   2.1.   Assumption of Liabilities............................................4

          (a)  Balance Sheet...................................................4

          (b)  Trade Payables..................................................5

          (c)  Contracts.......................................................5

          (d)  Employee Matters................................................5

          (e)  Liabilities and Obligations.....................................5

   2.2.   Retained Liabilities.................................................5

          (a)  Pre-Closing.....................................................5

          (b)  Liabilities Relating to the Transfer of Acquired Assets.........5


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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

          (c)  Employee-Related Liabilities....................................5

          (d)  Litigation......................................................5

          (e)  Product, Environmental and Safety Liability.....................6

          (f)  Taxes...........................................................6

          (g)  Liabilities Relating to Retained Assets.........................6

ARTICLE III.    TRANSFER AND EXCHANGE..........................................6

   3.1.   Payment..............................................................6

   3.2.   Prorations...........................................................7

ARTICLE IV.    CLOSING.........................................................7

   4.1.   General..............................................................7

   4.2.   Documents to be Delivered by Transferor..............................7

   4.3.   Documents and Payment to be Delivered by Transferee..................8

   4.4.   Post Closing.........................................................9

ARTICLE V.     REPRESENTATIONS AND WARRANTIES..................................9

   5.1.   Representations and Warranties of Transferor.........................9

          (a)  Organization and Standing; Power and Authority..................9

          (b)  Conflicts; Defaults.............................................9

          (c)  Acquired Assets; Title to the Acquired Assets..................10

          (d)  Contracts......................................................11

          (e)  Environmental and Safety Compliance............................11

          (f)  Approvals......................................................13

          (g)  Real Property..................................................13

          (h)  Leases.........................................................13

   5.2.   Representations and Warranties of Transferee........................14

          (a)  Organization and Standing; Corporate Power and Authority.......14

          (b)  Conflicts; Defaults............................................14

ARTICLE VI.    CONDITIONS TO CLOSING..........................................14

   6.1.   Conditions to Transferee's Obligations..............................14

          (a)  Representations and Warranties.................................14


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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

          (b)  Covenants......................................................14

          (c)  Consents.......................................................14

          (d)  No Proceeding or Litigation....................................14

          (e)  Certificate of Transferor......................................15

          (f)  Certificate; Documents.........................................15

   6.2.   Conditions to Transferor's Obligations..............................15

          (a)  Representations and Warranties.................................15

          (b)  Covenants......................................................15

          (c)  Consents.......................................................15

          (d)  No Proceeding or Litigation....................................15

          (e)  Certificate of Transferee......................................15

          (f)  Certificates; Documents........................................15

          (g)  Cash Payment...................................................15

ARTICLE VII.   COVENANTS OF TRANSFEROR........................................15

   7.1.   Conduct of Business.................................................15

ARTICLE VIII.  COVENANTS OF TRANSFEREE........................................16

   8.1.   Maintenance of, and Access to, Records..............................16

   8.2.   Closing.............................................................16

ARTICLE IX.    CERTAIN ADDITIONAL COVENANTS...................................16

   9.1.   Expenses; Transfer Taxes............................................16

   9.2.   Bulk Transfer Laws..................................................16

   9.3.   Regulatory Approvals................................................16

   9.4.   Employee Matters....................................................16

ARTICLE X.     TERMINATION....................................................16

   10.1.  Termination.........................................................16

          (a)  Mutual Consent.................................................17

          (b)  Court Order....................................................17

          (c)  Transferee's Conditions........................................17

          (d)  Transferor's Conditions........................................17

   10.2.  Effect of Termination...............................................17

ARTICLE XI.    INDEMNIFICATION................................................17


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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

   11.1.  Indemnification by Transferee.......................................17

   11.2.  Indemnification by Transferor.......................................17

   11.3.  Notice of Claim; Right to Participate in and Defend
          Third Party Claim...................................................17

   11.4.  Time Limitations on Claims for Indemnification......................19

ARTICLE XII.   MISCELLANEOUS..................................................9

   12.1.  Amendments..........................................................19

   12.2.  Entire Agreement....................................................19

   12.3.  Governing Law.......................................................19

   12.4.  Notices.............................................................19

   12.5.  Counterparts........................................................19

   12.6.  Assignment..........................................................19

   12.7.  Waivers.............................................................19

   12.8.  Third Parties.......................................................20

   12.9.  Schedules, Addenda and Exhibits.....................................20

   12.10. Headings............................................................20

   12.11. Certain Definitions.................................................20

   12.12. Remedies Not Exclusive..............................................20

   12.13. Gender and Number...................................................20

SCHEDULES

Schedule 1.1(b)   (Fixed Assets)
Schedule 1.1(c)   (Real Estate)
Schedule 1.1(e)   (Intellectual Property)
Schedule 1.1(j)   (Rolling Stock and Vehicles)
Schedule 1.2(a)   (Retained Property)
Schedule 1.2(b)   (Non-Assigned Contracts)
Schedule 1.3(a)   (Required Consents)
Schedule 2.1(a)   (Assumed Indebtedness)
Schedule 3.1      (Transferee Note)
Schedule 4.2(f)   (Existing Indebtedness to be Discharged by Closing)
Schedule 5.1(c)   (Title to the Acquired Assets)
Schedule 5.1(d)   (Contracts)
Schedule 5.1(e)   (Environmental Matters)


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                            ASSET TRANSFER AGREEMENT
                            ------------------------

     THIS ASSET TRANSFER AGREEMENT (this "Agreement") dated as of ___________ l, 2003 between Ameren Energy Generating Company, an Illinois corporation ("Transferor") and Union Electric Company, a Missouri corporation d/b/a AmerenUE ("Transferee").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, Transferor operates plants and related facilities for the generation of electricity which is sold at wholesale through AmerenEnergy Marketing Company ("AEM") and AmerenEnergy, Inc. ("AmerenEnergy"); and

     WHEREAS, Transferor desires to transfer to Transferee all of its right, title and interest in and to its gas-fired electric generating station located in Kinmundy, Illinois and located on the real estate described under "Fee Property - Kinmundy" on Schedule 1.1(c) (Real Estate) (the "Plant"); and

     WHEREAS, Transferee desires to acquire the Plant from Transferor, upon the terms and subject to the conditions hereinafter set forth, in exchange for the cash purchase price described herein and the assumption by Transferee of certain liabilities and obligations of Transferor specifically disclosed in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration had and received, Transferee and Transferor, on the basis of, and in reliance upon, the representations, warranties, covenants, obligations and agreements set forth in this Agreement, and upon the terms and subject to the conditions contained herein, hereby agree as follows:

                         ARTICLE I. TRANSFER OF ASSETS

     1.1. Transfer of Assets. At the Closing (as defined in Section 4.1), Transferee shall acquire from Transferor, and Transferor shall transfer, convey, assign, contribute and deliver to Transferee, all of the assets, properties, rights and interests owned, used, occupied or held by or for the benefit of Transferor in the operation of the Plant wherever situated, as the same shall exist as of the Closing Date, including, without limitation, the following.

          (a) Inventory. All inventories of products, work-in-process, finished goods, raw materials, coal, oil, gas and other fuel supplies and parts relating to the Plant (collectively, "Inventory" or "Inventories"), including, without limitation, all Inventories located at the facilities listed on Schedule 1.1(c) (Real Estate).

          (b) Fixed Assets. All tangible personal property, plant and equipment including, without limitation, buildings, structures, generators, turbines, gas supply pipelines and equipment, fixtures, machinery and equipment, maintenance machinery and equipment, vehicles and rolling stock, office furniture and office equipment, other furnishings, leasehold improvements and construction-in-


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process, and all tangible personal property set forth on Schedule 1.1(b) (Fixed
Assets) (collectively, the "Fixed Assets").

          (c) Real Property. All real property rights and interests of any kind whatsoever owned by Transferor and relating to the Plant, including the rights and interests identified under the heading "Fee Property" on Schedule 1.1(c) (Real Estate), which consist of: (i) the land more particularly described under such heading, which descriptions are incorporated herein by reference, (ii) any easements or other interests in real property necessary for the operation of the Plant including those described under the heading "Easements" on Schedule 1.1(c) (Real Estate), (iii) all buildings, structures, and leasehold improvements located thereon and all appurtenances relating thereto, and (iv) all fixtures, machinery, apparatus or equipment affixed to said premises, including, without limitation, all of the electrical, heating, plumbing, air conditioning, air compression and all other systems located on said premises, and all other structures, fences and improvements (collectively, the "Fee Property").

          (d) Leased Property. All rights and interests under the lease or license agreements (the "Lease Agreements") more particularly described under the heading "Leased Property" on Schedule 1.1(c) (Real Estate) attached hereto, which descriptions are incorporated herein by reference (the premises subject to the Lease Agreements being hereinafter collectively referred to as the "Leased Property").

          (e) Intellectual Property Rights. Any and all intellectual property owned or possessed by Transferor and related to the Plant including without limitation, copyrights, trade secrets, trademarks and patents and identified on
Schedule 1.1(e).

          (f) Business Records. All books and records relating to the Plant, including, without limitation, all files, invoices, forms, accounts, correspondence, production records, technical, accounting, manufacturing and procedural manuals, employment records, studies, reports or summaries relating to any Environmental Requirements (as defined in Section 5.1(e)), and other books and records relating to the operation of any of the Acquired Assets (as defined in this Section 1.1) or other assets or properties associated with the Plant, and any confidential information which has been reduced to writing or other tangible medium relating to or arising out of the Plant (collectively, the "Business Records").

          (g) Contracts. Subject to Section 1.2(b) and 1.3, all rights, benefits and interests of Transferor in and to all licenses, leases, contracts, agreements, commitments and undertakings relating to the Plant including without limitation those listed on Schedule 5.1(d).

          (h) Permits. All licenses, permits, approvals, variances, waivers or consents (collectively, the "Permits"), to the extent transferable, issued by any United States, state or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality (collectively, "Governmental Authorities") and used in or necessary to the operation of the Plant.

          (i) Insurance. All rights, claims and benefits of Transferor in, to or under all insurance policies maintained by Transferor solely for the Plant or the Acquired Assets.


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          (j) Rolling Stock and Vehicles. All vehicles and rolling stock used in the Plant and included as part of Fixed Assets and as more particularly described in Schedule 1.1(j) "Rolling Stock and Vehicles."

          (k) Miscellaneous. Except for the Retained Assets (as defined in
Section 1.2), all other assets, properties, rights and interests of Transferor otherwise employed in or related to the operation of the Plant, of every kind, nature and description, whether tangible or intangible, real, personal or mixed, and wherever situated all of which are to be transferred, conveyed, assigned, contributed and delivered to Transferee at the Closing pursuant to this Agreement.

All of the assets, properties, rights and interests owned, used, occupied or held by or for the benefit of the Transferor in the operation of the Plant, which are to be sold, transferred, conveyed, assigned and delivered by Transferor to Transferee at the Closing as contemplated herein, including without limitation, those described in clauses (a) through (k) above, but excluding the Retained Assets, are referred to herein collectively as the "Acquired Assets."

     1.2. Retained Assets. Anything in Section 1.1 to the contrary notwithstanding, the following assets (collectively, the "Retained Assets") shall be retained by Transferor, and Transferee shall in no way be construed to have acquired (or to be obligated to acquire) any interest whatsoever in any of the following.

          (a) Designated Assets. Any of the assets, properties, rights and/or interests, owned, used, occupied or held by or for the benefit of Transferor in the operation of the Plant that are identified on Schedule 1.2(a) (Retained Property) (collectively, the "Designated Assets").

          (b) Non-Assigned Contracts. All of the rights and interests, and all of the liabilities and obligations, of Transferor in, under or pursuant to any license, lease, contract, agreement, commitment or undertaking entered into in connection with, or otherwise relating to, the Plant, that are identified on
Schedule 1.2(b) (Non-Assigned Contracts) (collectively, the "Non-Assigned Contracts").

          (c) Employee Plan Assets. The rights of Transferor or its parent, Ameren Corporation ("Parent") under, and any funds and property held in trust or any other funding vehicle pursuant to, any "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any other bonus, stock option, stock appreciation, stock purchase, severance, termination, lay-off, leave of absence, disability, workers' compensation, pension, profit sharing, retirement, vacation or holiday pay, insurance, deferred compensation or other employee or welfare benefit plan, agreement or arrangement of Transferor or Parent applicable to past, present or future employees employed in connection with the Plant (collectively, "Employee Plans").

          (d) Corporate Records. Transferor's minute books, stock books, stock ledger and corporate seal and all other books and records relating to business of the Transferor other than the Plant.

     1.3. Assignability and Consents.


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          (a) Required Consents. Schedule 1.3(a) (Required Consents) sets forth, under the heading "Assignability and Consents," a list of all Acquired Assets, including Contracts, Permits and Lease Agreements (but excluding leases of office equipment involving future payments of less than $500,000 in the aggregate), which are non-assignable or non-transferable or cannot be subleased to Transferee without the consent of some other individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company or Governmental Authority (collectively, "Person"). Schedule 1.3(a) (Required Consents) sets forth, under the heading "Regulatory Approvals," a list of all necessary approvals of any Governmental Authority whose approval is required for the transactions contemplated by this Agreement. Transferor and Transferee have each commenced and shall continue to take, or cause to be taken by others, all necessary actions required to obtain or satisfy, at the earliest practicable date, all consents, novations, approvals, authorizations, requirements (including filing and registration requirements), waivers and agreements ("Consents") from any Persons necessary to authorize, approve or permit the full and complete conveyance, assignment, sublease or transfer of the Acquired Assets, and to consummate and make effective the transactions contemplated by this Agreement and to continue such efforts as may be required after the Closing Date to facilitate the full and expeditious transfer of legal title, or the sublease, as the case may be, of the Acquired Assets.

          (b) Nonassignable Items. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an Agreement to sell, convey, assign, sublease or transfer any Acquired Assets, including Contracts, Permits and Lease Agreements, if an attempted conveyance, assignment, sublease or transfer thereof, without the Consent of another party thereto or a Governmental Authority would constitute a breach of, or in any way affect the rights of Transferor or Transferee with respect to such Acquired Asset ("Nonassignable Items"). Transferor shall use its best efforts and Transferee shall cooperate in all reasonable respects with Transferor to obtain and satisfy all Consents and to resolve all impracticalities of conveyance, assignment, sublease or transfer necessary to convey to Transferee all Nonassignable Items.

                            ARTICLE II. LIABILITIES

     2.1. Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, Transferee shall assume, at the Closing and effective as of the Closing Date, and shall thereafter pay, perform and discharge as and when due the following, and only the following, liabilities and obligations of Transferor (collectively, the "Assumed Liabilities").

          (a) Balance Sheet. All liabilities and obligations of Transferor as set forth on the unaudited balance sheet (the "Closing Date Balance Sheet") relating to the Plant prepared by Transferor as of the Closing Date, including without limitation the assumed indebtedness identified on Schedule 2.1(a) (Assumed Indebtedness), less payments thereon or discharges thereof prior to the Closing Date. An estimate of the liabilities and obligations shall be prepared for purposes of Section 4.3 as of a date not more than 60 days prior to the Closing Date (the "Estimated Balance Sheet Date"). The actual liabilities and obligations assumed shall be as shown on the Closing Date Balance Sheet prepared as provided in Section 4.4(a).


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          (b) Trade Payables. All liabilities and obligations of Transferor relating to the Plant that constitute trade payables due to suppliers as payment for Inventory included in the Acquired Assets and incurred by Transferor in the ordinary and normal course of business at the Closing Date (in transactions in the ordinary and normal course) and consistent with past practice and the representations, warranties, covenants, obligations and agreements set forth in this Agreement ("Trade Payables").

          (c) Contracts. All liabilities and obligations of Transferor arising under the terms of the Contracts other than contracts that constitute Non-Assigned Contracts (the "Assumed Contracts") but only to the extent such liabilities and obligations arise or accrue after the Closing Date in the ordinary and normal course and consistent with the representations, warranties, covenants, obligations and agreements set forth in this Agreement; provided, however, that Transferee shall not assume or be responsible for any such liabilities or obligations which arise from breaches thereof or defaults thereunder by Transferor, all of which liabilities and obligations shall constitute Retained Liabilities (as defined in Section 2.2).

          (d) Employee Matters. Transferor represents that there are no employees of Transferor or any Ameren affiliate employed at the Plant.

          (e) Liabilities and Obligations. All liabilities and obligations of Transferor relating to environmental permits, variances or orders issued by local, state or federal governmental authorities as identified on Schedule 5.1(e).

     2.2. Retained Liabilities. Except as provided in Section 2.1, Transferor shall retain, and Transferee shall not assume, or be responsible for or liable with respect to, any liabilities or obligations of, Transferor, or otherwise relating to the Plant, whether or not of, associated with, or arising from, any of the Acquired Assets, and whether fixed, contingent or otherwise, known or unknown (collectively referred to hereinafter as the "Retained Liabilities"), including, without limitation, the following.

          (a) Pre-Closing. All liabilities and obligations relating to, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, the Plant as operated prior to the Closing Date, or the ownership, possession, use, operation or other disposition prior to the Closing Date of any of the Acquired Assets (or any other assets, properties, rights or interests associated, at any time prior to the Closing Date, with the Plant).

          (b) Liabilities Relating to the Transfer of Acquired Assets. All liabilities and obligations of Transferor or any of its Affiliates (as defined in Section 12.11) except Transferee, or their respective directors, officers, shareholders or agents, arising out of, or relating to, this Agreement or the transactions contemplated hereby, whether incurred prior to, at, or subsequent to the Closing Date.

          (c) Employee-Related Liabilities. Transferor represents that there are no employees of Transferor or any Ameren affiliate employed at the Plant.

          (d) Litigation. All liabilities and obligations relating to any litigation, action, suit, claim, notice of violation, investigation, inquiry or proceeding (collectively "Claims") pending on the date hereof, or instituted hereafter, based in whole or in part on events or conditions occurring or


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existing in connection with, or arising out of, or otherwise relating to, the
Plant as operated by Transferor or any of its Affiliates (or any of their respective predecessors-in-interest) except Transferee, or the ownership, possession, use, operation, sale or other disposition prior to the Closing Date of any of the Acquired Assets (or any other assets, properties, rights or interests associated, at any time prior to the Closing Date, with the Plant).

          (e) Product, Environmental and Safety Liability. All liabilities and obligations relating to the Plant or the Acquired Assets (or any other assets, properties, rights or interests associated, at any time prior to the Closing Date, with the Plant or the Acquired Assets), based in whole or in part on events or conditions occurring or existing prior to the Closing Date and connected with, arising out of or relating to (i) any dispute for services rendered or goods manufactured, including, without limitation, product warranty Claims and product liability Claims, and Claims for refunds, returns, personal injury and property damage, (ii) Hazardous Materials, Environmental Requirements or Environmental Damages (all as defined in Section 5.1(e)), (iii) Claims relating to employee health and safety, including Claims for injury, sickness, disease or death of any Person, or (iv) compliance with any Laws relating to any of the foregoing. For purposes of this Agreement, the term "Laws" shall mean any statutes, laws, rules, regulations, orders, ordinances, codes and decrees of Governmental Authorities.

          (f) Taxes. All liabilities and obligations of Transferor or any of its Affiliates other than Transferee (or any of their respective predecessors-in-interest) for any Taxes (as hereinafter defined) due or becoming due by reason of (i) the conduct of the Plant, or (ii) the ownership, possession, use, operation, purchase, acquisition, sale or disposition, of any of the Acquired Assets, including, without limitation, (i) Taxes attributable to the sale of electricity and employee withholding tax obligations; (ii) Taxes imposed on, or accruing as a result of the transfer of the Acquired Assets; and
(iii) Taxes attributable to, or resulting from, recapture of depreciation, other tax benefit items, or otherwise arising from the transactions contemplated by this Agreement. For purposes of this Agreement, the term "Tax" or "Taxes" means all net income, gross income, gross receipts, sales, use, ad valorem, personal property, real property, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits, taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, including without limitation, any assessment which Transferor may have had the option to pay in installment payments over a period of time which extends beyond the Closing Date, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign). Notwithstanding anything to the contrary in this Section 2.2(f), all real estate property transfer taxes shall be paid by Transferor as provided in Section 9.1 hereof.

          (g) Liabilities Relating to Retained Assets. All liabilities and obligations relating to, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, any and all assets, properties, rights and interests which are not being acquired by Transferee hereunder, including, without limitation, the Retained Assets.

                       ARTICLE III. TRANSFER AND EXCHANGE

     3.1. Payment. In full consideration for the transfer of the Acquired Assets, but subject to the adjustment, if any, required by Section 3.2, at the Closing, Transferee shall deliver to Transferor cash in the amount equal to the


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Net Book Value of the Acquired Assets (the "Cash Payment") in immediately available funds transferred to a bank account of Transferor in accordance with instructions delivered to Transferee not later than the business day prior to the Closing, subject to adjustment as provided in Section 4.6(c). Net Book Value shall be calculated as provided in Section 4.3(c).

     3.2. Prorations.

          (a) Transferor and Transferee shall prorate, as of the Closing Date, all real estate taxes payable with respect to the Fee Property (but not including any current assessments against the Fee Property which Transferor is required to have paid in full prior to the Closing Date as provided under
Section 2.2(f) herein).

          (b) Transferee and Transferor shall use their reasonable best efforts to calculate all prorations. The credit that Transferee is entitled to receive from Transferor for the unpaid portion (as of the Closing Date) of the 2002 real estate taxes shall be referred to herein as the "2002 Real Estate Tax Credit", and the credit that Transferee is entitled to receive from Transferor for the 2003 real estate taxes owed for the period during which Transferor owned the Fee Property during the year 2003 shall be referred to herein as the "2003 Real Estate Tax Credit".

                              ARTICLE IV. CLOSING

     4.1. General. As used in this Agreement, the "Closing" shall mean the time at which Transferor consummates the assignment, transfer and delivery of the Acquired Assets to Transferee as provided herein by the execution and delivery by Transferor of the documents and instruments referred to in Section 4.2 against delivery by Transferee of the documents and payments provided in Sections 3.1 and 4.3. In the absence of a prior termination of this Agreement by one of the parties in accordance with Article X, the Closing shall take place at the offices of Ameren Corporation, One Ameren Plaza, 1901 Chouteau Avenue, St. Louis, Missouri at 8:00 A.M. on ____________________, or at such other time and place and on such other day as shall be mutually agreed upon in writing by the parties hereto (the "Closing Date"). Legal title, equitable title and risk of loss with respect to the Acquired Assets shall not pass to Transferee until the Acquired Assets are transferred at the Closing, which transfer, once it has occurred, shall be deemed effective for tax, accounting and other computational purposes as of the Closing Date.

     4.2. Documents to be Delivered by Transferor. At the Closing, Transferor shall deliver to Transferee.

          (a) Copies of the resolutions of the Boards of Directors of Transferor authorizing and approving this Agreement and all other transactions and agreements contemplated hereby certified by the respective corporate Secretaries or Assistant Secretaries of Transferor and Parent to be true, correct, complete and in full force and effect and unmodified as of the Closing Date.

          (b) An instrument transferring the Acquired Assets to Transferee, free and clear of any and all liens, equities, Claims, prior assignments, mortgages, charges, security interests, pledges, conditional sales contracts, collateral


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security arrangements and other title retention arrangements, restrictions
(including, in the case of real property, rights of way, use restrictions, and other variances, reservations or limitations of any nature) or encumbrances whatsoever (collectively, "Liens") other than Permitted Liens.

          (c) Copies of all Consents to the transfer, assignment or sublease to Transferee of each Acquired Asset that requires such Consent, including, without limitation, orders or approvals of each Governmental Authority required as shown on Schedule 1.3(a) under the heading "Regulatory Approvals".

          (d) The Officer's Certificate (as defined in Section 6.1(e)) required by Section 6.1(e).

          (e) Special Warranty Deeds (the "Deed") in recordable form and in form and substance satisfactory to Transferee conveying the Fee Property to Transferee, free and clear of all Liens whatsoever except for Permitted Liens (as defined in Section 5.1(c)).

          (f) Releases, including, without limitation, termination statements under the Uniform Commercial Code of any financing statements filed against any Acquired Assets, evidencing discharge, removal and termination of all Liens, if any, to which the Acquired Assets are subject (other than Liens relating to Assumed Indebtedness identified on Schedule 2.1(a)) in connection with the indebtedness described in Schedule 4.2(f) (Existing Indebtedness to be Discharged by Closing) which releases shall be effective at or prior to the Closing.

          (g) FIRPTA Affidavit (a Non-Foreign Person Affidavit as required by
Section 1445 of the Internal Revenue Code of 1986, as amended).

          (h) Such other deeds, endorsements, assignments, affidavits, and other good and sufficient instruments of assignment, conveyance and transfer in form and substance satisfactory to Transferee, as are required to effectively vest in Transferee good and marketable title in and to all of the Acquired Assets, free and clear of any and all Liens other than Permitted Liens.

     4.3. Documents and Payment to be Delivered by Transferee. At the Closing, Transferee shall deliver to Transferor.

          (a) A copy of the resolutions of the Board of Directors of Transferee authorizing and approving this Agreement and all other transactions and agreements contemplated hereby certified by the Secretary or an Assistant Secretary of Transferee to be true, correct, complete and in full force and effect and unmodified as of the Closing Date.

          (b) The Officer's Certificate required by Section 6.2(e).

          (c) Transferee will pay to Transferor the estimated Cash Payment based on Net Book Value as of the Estimated Balance Sheet Date, which shall be the book value minus accumulated depreciation of the Transferred Assets as of the Estimated Balance Sheet Date determined in accordance with Generally Accepted Accounting Principles.

          (d) An instrument of assumption of the Assumed Liabilities.

     4.4. Post Closing.

          (a) Within 90 days after the Closing Date, Transferor shall deliver to Transferee a final Closing Date Balance Sheet.

          (b) Transferee shall calculate the 2002 Real Estate Tax Credit and the 2003 Real Estate Tax Credit promptly after the relevant tax bills have been received and shall deliver such calculation to Transferor.

          (c) Promptly upon calculation of the real estate credits referred to in Section 3.2(b), Transferor shall pay to Transferee the 2002 Real Estate Tax Credit and the 2003 Real Estate Tax Credit. If the Closing Date Balance Sheet shows that the estimated Cash Payment paid on the Closing Date was more or less than the actual Cash Payment calculated based on the Closing Date Balance Sheet, the appropriate payment will be made promptly from Transferor to Transferee or vice versa. Payments due to or from the parties under this Section 4.6(c) may be offset against each other.

                   ARTICLE V. REPRESENTATIONS AND WARRANTIES

     5.1. Representations and Warranties of Transferor. Subject only to those exceptions and qualifications listed and described (including an identification by section reference to the representations and warranties to which such exceptions and qualifications relate) on the disclosure schedules attached to this Agreement, Transferor hereby represents and warrants to Transferee as follows.

          (a) Organization and Standing; Power and Authority. Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has full corporate power and authority to operate the Plant, to own or lease the Acquired Assets, and to enter into and perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement. This Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by Transferor in connection herewith (collectively, the "Transaction Documents") have been, or upon execution thereof will be, duly executed and delivered by Transferor, as the case may be. This Agreement and the transactions and other agreements and instruments contemplated hereby have been duly approved by the board of directors of Transferor and constitute the valid and binding obligations of Transferor, enforceable in accordance with their respective terms.

          (b) Conflicts; Defaults. Neither the execution and delivery of this Agreement and the other agreements and instruments executed or to be executed in connection herewith by Transferor, nor the performance by Transferor of the transactions contemplated hereby or thereby, will (i) violate, conflict with, or constitute a default under, any of the terms of Transferor's Articles of Incorporation or By-Laws, or any provisions of, or result in the acceleration of any obligation under, any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement or instrument, including, without limitation, the Contracts, or any order, judgment or decree, relating to the Plant or the Acquired Assets, or by which Transferor or the Acquired Assets are bound, (ii) result in the creation or imposition of any

Liens or Claims in favor of any third Person or entity upon any of the Acquired Assets, (iii) violate any law, statute, judgment, decree, order, rule or regulation of any Governmental Authority, (iv) constitute an event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration, or creation or imposition of Liens or Claims, (v) constitute an event which, after notice or lapse of time or otherwise would create, or cause to be exercisable or enforceable, any option, agreement or right of any kind to purchase any of the Acquired Assets. Except as set forth on
Schedule 5.1(d), no consent, novation, approval, filing or authorization will be required to be obtained or satisfied for the continued performance by Transferee following the Closing of any contract, agreement, commitment or undertaking included in the Acquired Assets. Transferor is not in violation of or in default under its Articles of Incorporation or Bylaws, or any provision of any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement or instrument, including without limitation, the Contracts, or any order, judgment or decree, relating to the Plant or the Acquired Assets, or by which Transferor or the Acquired Assets is bound, or in the payment of any of Transferor's monetary obligations or debts relating to the Plant, and there exists no condition or event which, after notice or lapse of time or both, would result in any such violation or default.

          (c) Acquired Assets; Title to the Acquired Assets. Except for the Retained Assets, the Acquired Assets are the only assets, properties, rights and interests used by Transferor in connection with the Plant. The Acquired Assets to be conveyed to Transferee under this Agreement constitute all of the assets, properties, rights and interests necessary to operate the Plant in substantially the same manner as operated by Transferor prior to the date of this Agreement. Transferor has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to use and transfer to Transferee, each of the Acquired Assets, and the Acquired Assets are free and clear of all Liens and Claims of any kind or nature whatsoever, except for Permitted Liens. The consummation of the transactions contemplated by this Agreement (including, without limitation, the transfer or assignment of the Acquired Assets, and all rights and interests therein, to Transferee as contemplated herein) will not adversely affect such title or rights, or any terms of the applicable agreements (whether written or oral) evidencing, creating or granting such title or rights. None of the Acquired Assets are subject to, or held under, any lease, mortgage, security agreement, conditional sales contract or other title retention agreement, or are other than in the sole possession and under the sole control of Transferor except as described on Schedule 5.1(c) (Title to the Acquired Assets). Transferor has the right under valid and existing leases to occupy, use or control all properties and assets leased by it and included in the Acquired Assets. The delivery to Transferee of the instruments of transfer of ownership contemplated by this Agreement will vest good, marketable and exclusive title (as to all Acquired Assets owned by Transferor) or full right to possess and use (as to all Acquired Assets not owned by Transferor) to the Acquired Assets in Transferee, free and clear of all Liens and Claims of any kind or nature whatsoever, except for (i) current real estate Taxes or governmental charges or levies which are a Lien but not yet due and payable, (ii) Liens disclosed as securing specified liabilities on the Closing Date Balance Sheet with respect to which no default exists, (iii) Liens disclosed on Schedule 5.1(c) (Title to the Acquired Assets), under the heading "Liens," and (iv) minor imperfections of title, if any, none of which are substantial in amount, or materially detract from the value or impair the use of the property subject thereto or the operation of the Plant and which have arisen only in the ordinary and normal course of business consistent with past practice (the Liens described in clauses
(i), (ii), (iii) and (iv) being collectively referred to herein as "Permitted Liens").

          (d) Contracts. Schedule 5.1(d) (Contracts) contains a complete list or description of each material license, contract, agreement, commitment and undertaking relating to the Plant or to which Transferor is a party (collectively referred to as the "Contracts").

          (e) Environmental and Safety Compliance.

                    (i) General. Transferee agrees that, except as expressly contained in this Agreement, no representations by or on behalf of Transferor have been made as to the condition of the Real Property and Fixed Assets, any restrictions related to the development of the Real Property and Fixed Assets, the applicability of any governmental requirements pertaining to the Real Property and Fixed Assets, or the suitability of the Real Property and Fixed Assets for any purpose whatsoever. Transferor agrees to assign, transfer or otherwise convey all environmental permits and licenses to Transferee and to take all necessary steps with the appropriate governmental authorities to effectuate such transfers. A list of all applicable permits are set forth on Schedule 5.1(e) (Environmental Matters).

                    (ii) Definitions.

          (A) For purposes of this Agreement, the term "Hazardous Material" means any substance:

               (1) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

               (2) which is or has been identified as a potential "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, applicable state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss.ss.9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C.ss.ss.6901 et seq.); or

               (3) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, reactive, or otherwise hazardous and has been identified as regulated by any Governmental Authority.

          (B) For purposes of this Agreement, the term "Environmental Requirements" means all applicable Laws, Permits and similar items of all Governmental Authorities and all applicable judicial, administrative, and regulatory judgments, decrees, orders, writs or injunctions relating to the protection of human health or the environment, including, without limitation:

               (1) All requirements pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials;

               (2) All requirements pertaining to the protection of the health and safety of employees or the public; and

               (3) All other limitations, restrictions, conditions, standards, prohibitions, obligations, schedules and timetables contained therein or in any notice or demand letter issued, entered, promulgated or approved thereunder.

          (C) For purposes of this Agreement, the term "Environmental Damages" means any and all Liabilities (as defined in Section 11.1) which are incurred at any time as a result of the existence prior to Closing of Hazardous Material upon, about, beneath the Property or migrating or threatening to migrate to or from the Property, or the existence of a violation of Environmental Requirements pertaining to the Property, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Property, and including without limitation:

               (1) Damages for personal injury, or injury to property or natural resources occurring upon or off of the Property, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties;

               (2) Fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Governmental Authority, or reasonably necessary to make full economic use of the Property or any other property in a manner consistent with its intended use or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this Agreement or collecting any sums due hereunder;

               (3) Liability to any third Person or Governmental Authority to indemnify such Person or Governmental Authority for costs expended in connection with the items referenced in subparagraph (iii) of Section 11.2(b); and

               (4) Diminution of the value of the Property, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Property.

          (f) Approvals. Schedule 1.3(a) (Required Consents) sets forth a list of all Consents, which must be obtained or satisfied by Transferor for the consummation of the transactions contemplated by this Agreement, including, without limitation, all Consents, which must be obtained pursuant to Section 1.3(a). All Consents prescribed by any Law, or any contract, agreement, commitment or undertaking, and which must be obtained or satisfied by Transferor for the consummation of the transactions contemplated by this Agreement, or for the continued performance by them of their rights and obligations thereunder, have been, or shall by the Closing have been, made, obtained and satisfied.

          (g) Real Property. Schedule 1.1(c) entitled "Real Estate" attached hereto contains a true, correct and complete list of all instruments and agreements creating any interest or right in real property relating to the Plant, or owned, leased or occupied by Transferor (including all easements, buildings, structures, fixtures and improvements). True, correct and complete copies of the instruments and agreements identified in such Schedule 1.1(c) have been delivered to Transferee. Each such instrument and agreement is in full force and effect and is a legal, binding, and enforceable obligation of the parties thereto and no event has occurred which constitutes or, with the giving of notice or passage of time, or both, would constitute a default or breach thereunder. Transferor has the right to quiet enjoyment of all real property subject to leaseholds under any such instruments, for the full term of each such lease and any renewal option related thereto. There has been no disturbance of or challenge to the Transferor's quiet possession under each such lease, and no leasehold or other interest of Transferor in such real property is subject to or subordinate to any Liens except Permitted Liens. Neither the whole nor any portion of any real property leased or occupied by Transferor has been condemned, requisitioned or otherwise taken by any Governmental Authority, and, to the best of Transferor's knowledge, no such condemnation, requisition or taking is threatened or contemplated. All buildings, structures, fixtures and appurtenances comprising part of the real properties of Transferor are in good condition and have been well maintained, normal wear and tear excepted, and there are no material physical or mechanical defects of the Fee Property which would interfere with the ongoing operations of the Plant as currently conducted. All water, sewer, gas and drainage facilities required by the present use and operation of the Fee Property by Transferor are installed to the property lines of the Fee Property, are all connected and operating pursuant to valid permits, and are adequate to service the Fee Property in accordance with the present use and operation of the Fee Property by Transferor. The Fee Property complies with all applicable laws and insurance requirements and all zoning, building and other requirements relating to the use or occupancy of all or any portion of the Fee Property. There are no pending, or to the best of Transferor's knowledge, contemplated zoning changes, variances or special zoning agreements affecting or which might affect the Fee Property.

          (h) Leases. Each of the Leases described on Schedule 1.1(c) entitled "Real Estate" has not been modified, altered, terminated or revoked, and is in full force and effect. Transferor, as the present tenant under each Lease, is not in default under, or in breach of, any of the terms of each Lease, and there are no existing facts or conditions which could give rise to any such breach or default, or any claim against Transferor, under each Lease. Each of the present lessors under each respective Lease is not in default thereunder, or in breach thereof, and there are no existing facts or conditions which could give rise to any such breach or default, or any claim against each lessor under each respective Lease.

     5.2. Representations and Warranties of Transferee. Transferee represents and warrants to Transferor that:

          (a) Organization and Standing; Corporate Power and Authority. Transferee is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, and has full corporate power and authority to make and perform this Agreement, and to perform the transactions contemplated by this Agreement. This Agreement and all other agreements and instruments executed and delivered by Transferee in connection herewith have been duly executed and delivered by Transferee. This Agreement and the transactions and other agreements and instruments contemplated by this Agreement have been duly approved by the board of directors of Transferee (approval of Transferee's shareholders not being required), and constitute the valid and binding obligations of Transferee, enforceable in accordance with their respective terms.

          (b) Conflicts; Defaults. Neither the execution and delivery of this Agreement by Transferee, nor the performance of its obligations hereunder, will conflict with or constitute a default under any of the terms of Transferee's Articles of Incorporation, as amended, or Bylaws.

                       ARTICLE VI. CONDITIONS TO CLOSING

     6.1. Conditions to Transferee's Obligations. The obligation of Transferee to consummate the transactions provided for by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Transferee except for the conditions set forth in subsection (c) (as to Consents of Governmental Authorities) of this
Section 6.1.

          (a) Representations and Warranties. Each of the representations and warranties of Transferor made in Section 5.1 of this Agreement shall be true and correct in all material respects both on the date hereof and as of the Closing Date as though made at such time.

          (b) Covenants. Transferor shall have performed and complied with all covenants and agreements required to be performed or complied with by it at or prior to the Closing Date.

          (c) Consents. All Consents of Governmental Authorities and third parties described in Sections 1.3, 5.1(f) and 9.3 and necessary to consummate the transactions contemplated hereunder shall have been obtained and satisfied.

          (d) No Proceeding or Litigation. No litigation, action, suit, investigation, Claim or proceeding challenging the legality of, or seeking to restrain, prohibit or materially modify, the transactions provided for in this Agreement shall have been instituted and not settled or otherwise terminated.

          (e) Certificate of Transferor. At the Closing, Transferor shall have delivered to Transferee a certificate (the "Officer's Certificate") signed by Transferor's President or a Vice President, and dated the Closing Date, to the effect that to the best of the knowledge of such officer the conditions specified in Sections 6.1(a), (b), (c) and (d) have been fulfilled.

          (f) Certificate; Documents. Transferor and the other Persons shall have delivered the certificates and other documents required by Section 4.2.

     6.2. Conditions to Transferor's Obligations. The obligations of Transferor to consummate the transactions provided for by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Transferor except for the conditions set forth in subsection (c) of this Section 6.2.

          (a) Representations and Warranties. Each of the representations and warranties of Transferee made in Section 5.2 of this Agreement shall be true and correct in all material respects both on the date hereof and as of the Closing Date as though made at such time.

          (b) Covenants. Transferee shall have performed and complied with all covenants and agreements required to be performed or complied with by it at or prior to the Closing Date.

          (c) Consents. All Consents of Governmental Authorities, including those described in Section 9.3, necessary to consummate the transactions contemplated hereunder shall have been obtained.

          (d) No Proceeding or Litigation. No litigation, action, suit, investigation, Claim or proceeding challenging the legality of, or seeking to restrain, prohibit or materially modify, the transactions provided for in this Agreement shall have been instituted and not settled or otherwise terminated.

          (e) Certificate of Transferee. At the Closing, Transferee shall have delivered to Transferor an Officer's Certificate signed by the President or a Vice President of Transferee, and dated the Closing Date, to the effect that to the best of the knowledge of such officer the conditions specified in Section 6.2(a), (b), (c) and (d) have been fulfilled.

          (f) Certificates; Documents. Transferee shall have delivered the certificates and other documents required by Section 4.3.

          (g) Cash Payment. Transferee shall have made the Cash Payment required by Section 3.1.

                      ARTICLE VII. COVENANTS OF TRANSFEROR

     7.1. Conduct of Business. During the period from the date hereof through the Closing Date, Transferor shall operate the Plant and the Acquired Assets diligently and in the ordinary and normal course and consistent with past practice and continue normal maintenance, expenditures in connection with the Plant. Transferor shall engage in no transactions in connection with the Plant or the Acquired Assets, including transactions relating to the purchase or sale of goods, raw materials, inventories or other operating or production items, intracorporate or otherwise, with any of its Affiliates from the date hereof until the Closing other than (a) transactions approved by Transferee; or (b) transactions on terms no more favorable to Transferor or its Affiliates than would have been obtainable in arm's-length dealing.

                     ARTICLE VIII. COVENANTS OF transferee

     8.1. Maintenance of, and Access to, Records. From and after the Closing, Transferee shall, whenever reasonably requested by Transferor, permit Transferor to have access to such business records turned over to Transferee pursuant to this Agreement as may be required by Transferor in connection with any audit or investigation by any Governmental Authority, or any matter relating to insurance coverage or third party Claims, in each such case to the extent relating to the operation of the Plant by Transferor prior to the Closing. Transferee shall preserve and maintain the records relating to the Plant and the Acquired Assets for at least three years after the Closing Date.

     8.2. Closing. Transferee shall use its best efforts to cause the conditions set forth in Section 6.2 to be satisfied by the Closing Date.

                    ARTICLE IX. CERTAIN ADDITIONAL COVENANTS

     9.1. Expenses; Transfer Taxes. Each party hereto will bear the legal, accounting and other expenses incurred by such party in connection with the negotiation, preparation and execution of this Agreement, the Transaction Documents, and the transactions contemplated hereby. All sales, transfer, recordation and documentary Taxes and fees which may be payable in connection with the transactions contemplated by this Agreement shall be borne by Transferor.

     9.2. Bulk Transfer Laws. Transferee hereby waives compliance by Transferor with the laws of any jurisdiction relating to bulk transfers which may be applicable in connection with the transfer of the Acquired Assets to Transferee.

     9.3. Regulatory Approvals. Transferor will, and will cause its appropriate Affiliates to, and Transferee will, use, in each case, its best efforts to obtain any authorizations, consents, orders and approvals of any Governmental Authority necessary for the performance of its respective obligations pursuant to this Agreement and any of the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, and will cooperate fully with each other in all reasonable respects in promptly seeking to obtain such authorizations, consents, orders and approvals.

     9.4. Employee Matters. Transferor shall retain all liabilities and obligations in respect of its past, present and future employees under the Employee Plans and applicable Laws.

                             ARTICLE X. TERMINATION

     10.1. Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing.

          (a) Mutual Consent. By mutual written consent of Transferor and Transferee.

          (b) Court Order. By Transferor or Transferee if consummation of the transactions contemplated hereby shall violate any non-appealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction.

          (c) Transferee's Conditions. By Transferee, if any condition precedent to Transferee's obligation to effect the Closing as set forth in Section 6.1 is not satisfied, or shall have become incapable of fulfillment, and such condition is not waived, if waivable, by Transferee on or prior to the Termination Date.

          (d) Transferor's Conditions. By Transferor, if any condition precedent to Transferor's obligation to effect the Closing as set forth in Section 6.2 is not satisfied, or shall have become incapable of fulfillment, and such condition is not waived, if waivable, by Transferor on or prior to the Termination Date.

     10.2. Effect of Termination. If this Agreement is terminated pursuant to
Section 10.1, written notice thereof shall forthwith be given to the other party and this Agreement shall thereafter become void and have no further force and effect and all further obligations of Transferor and Transferee under this Agreement shall terminate without further liability of Transferor or Transferee.

                          ARTICLE XI. INDEMNIFICATION

     11.1. Indemnification by Transferee. From and after the Closing, Transferee shall indemnify, defend and hold Transferor, its Affiliates, and their respective directors, officers, representatives, employees and agents harmless from and against any and all claims, actions, suits, demands, assessments, judgments, losses, liabilities, damages, costs and expenses (including, without limitation, interest, penalties, attorneys' fees to the extent permitted by law, and accounting fees and investigation costs) (collectively, "Liabilities") that may be incurred by Transferor resulting or arising from or related to, or incurred in connection with: (a) the failure of Transferee to assume, pay, perform and discharge the Assumed Liabilities, and (b) any breach of any representation, warranty, covenant, obligation or agreement of Transferee contained herein or in any other Transaction Document.

     11.2. Indemnification by Transferor. From and after the Closing, Transferor shall indemnify, defend and hold Transferee, its Affiliates, and their respective directors, officers, representatives, employees and agents harmless from and against any and all Liabilities that may be incurred by Transferee resulting or arising from, related to or incurred in connection with: (i) the failure of Transferor to assume, pay, perform and discharge the Retained Liabilities and (ii) any breach of any representation, warranty, covenant, obligation or agreement of Transferor contained herein or in any other Transaction Document.

     11.3. Notice of Claim; Right to Participate in and Defend Third Party
Claim.

          (a) If any indemnified party receives notice of the assertion of any Claim, the commencement of any suit, action or proceeding, or the imposition of any penalty or assessment by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim"), and the indemnified party intends to seek indemnity hereunder, then the indemnified party shall promptly provide the indemnifying party with prompt written notice of the Third Party Claim, but in any event not later than 30 calendar days after receipt of such notice of Third Party Claim. The failure by an indemnified party to notify an indemnifying party of a Third Party Claim shall not relieve the indemnifying party of any indemnification responsibility under this Article XI, unless such failure materially prejudices the ability of the indemnifying party to defend such Third Party Claim.

          (b) The indemnifying party shall have the right to control the defense, compromise or settlement of the Third Party Claim with its own counsel (reasonably satisfactory to the indemnified party) if the indemnifying party delivers written notice to the indemnified party within seven days following the indemnifying party's receipt of notice of the Third Party Claim from the indemnified party acknowledging its obligations to indemnify the indemnified party with respect to such Third Party Claim in accordance with this Article XI, and establishes security in form and substance reasonably satisfactory to the indemnified party to secure the indemnifying party's obligations under this
Article XI with respect to such Third Party Claim; provided, however, that the indemnifying party shall not enter into any settlement of any Third Party Claim which would impose or create any obligation or any financial or other liability on the part of the indemnified party if such liability or obligation (i) requires more than the payment of a liquidated sum, or (ii) is not covered by the indemnification provided to the indemnified party hereunder. In its defense, compromise or settlement of any Third Party Claim, the indemnifying party shall timely provide the indemnified party with such information with respect to such defense, compromise or settlement as the indemnified party shall request, and shall not assume any position or take any action that would impose an obligation of any kind on, or restrict the actions of, the indemnified party. The indemnified party shall be entitled (at the indemnified party's expense) to participate in the defense by the indemnifying party of any Third Party Claim with its own counsel.

          (c) In the event that the indemnifying party does not undertake the defense, compromise or settlement of a Third Party Claim in accordance with subsection (b) of this Section 11.3, the indemnified party shall have the right to control the defense or settlement of such Third Party Claim with counsel of its choosing; provided, however, that the indemnified party shall not settle or compromise any Third Party Claim without the indemnifying party's prior written consent, unless (i) the terms of such settlement or compromise release the indemnified party or the indemnifying party from any and all liability with respect to the Third Party Claim, or (ii) the indemnifying party shall not have acknowledged its obligations to indemnify the indemnified party with respect to such Third Party Claim in accordance with this Article XI and established security in form and substance reasonably satisfactory to the indemnified party to secure the indemnifying party's obligations under this Article XI with respect to such Third Party Claim. The indemnifying party shall be entitled (at the indemnifying party's expense) to participate in the defense of any Third Party Claim with its own counsel.

          (d) Any indemnifiable Claim hereunder that is not a Third Party Claim shall be asserted by the indemnified party by promptly delivering notice thereof to the indemnifying party. If the indemnifying party does not respond to such notice within 60 days after its receipt, it shall have no further right to contest the validity of such Claim.

     11.4. Time Limitations on Claims for Indemnification. The right of Transferee to indemnification for any breach of any representation or warranty shall apply only to those claims for indemnification which are given pursuant to this Agreement on or before the date which is one year following the Closing Date.

                           ARTICLE XII. MISCELLANEOUS

     12.1. Amendments. This Agreement may be amended only by a writing executed by each of the parties hereto.

     12.2. Entire Agreement. This Agreement and the other agreements expressly provided for herein, including the Transaction Documents, set forth the entire understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties.

     12.3. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of law doctrine.

     12.4. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when received if personally delivered, (b) within 5 days after being sent by registered or certified mail, return receipt requested, postage prepaid,
(c) within 12 hours after being sent by telecopy, with confirmed answerback, or
(d) within 1 business day of being sent by priority delivery by established overnight courier. Any party by written notice to the other given in accordance with this Section 12.4 may change the address or the contact to whom notices or copies thereof shall be directed.

     12.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

     12.6. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party hereto, but no rights, obligations or liabilities hereunder shall be assignable by either party without the prior written consent of the other party.

     12.7. Waivers. Except as otherwise provided herein, Transferee or Transferor (acting on behalf of itself and its appropriate Affiliates), may waive in writing compliance by any of the other party hereto (to the extent such compliance is for the benefit of the party giving such waiver) with any of the terms, covenants or conditions contained in this Agreement or in any of the other Transaction Documents (except such as may be imposed by law). Any waiver by either party of any violation of, breach of, or default under, any provision of this Agreement or any of the other Transaction Documents, by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any of the other Transaction Documents.

     12.8. Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person or entity other than Transferee and Transferor any rights or remedies under or by reason of this Agreement.

     12.9. Schedules, Addenda and Exhibits. The Schedules, Addenda and Exhibits attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.

     12.10. Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

     12.11. Certain Definitions. For purposes of this Agreement, the term "Affiliate" shall mean any Person that directly, or indirectly through one or more Persons, controls, is controlled by, or is under common control with, the Person specified or, directly or indirectly, is related to or otherwise associated with any such Person or entity.

     12.12. Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or hereafter existing at law or in equity or by statute or otherwise. No remedy shall be deemed to be a limitation on the amount or measure of damages resulting from any breach of this Agreement. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

     12.13. Gender and Number. The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                         AMEREN ENERGY GENERATING COMPANY,
                                         an Illinois corporation


                                         By:___________________________________
                                         Print Name:
                                         Title:

                                         UNION ELECTRIC COMPANY,
                                         d/b/a AmerenUE, a Missouri corporation


                                         By:___________________________________
                                         Print Name:
                                         Title:

                            ASSET TRANSFER AGREEMENT
                                 SCHEDULE 1.1(b)
                             FIXED ASSETS - KINMUNDY


     See attached.

                            ASSET TRANSFER AGREEMENT
                                 SCHEDULE 1.1(c)
                             REAL ESTATE - KINMUNDY

FEE PROPERTY
------------

     Legal description of all real estate held in fee simple by Ameren Energy Generating Company to be transferred to Union Electric Company is as follows:

     Commencing at the Southeast corner of the Southeast Quarter (SE1/4) of the Southeast Quarter (SE1/4) of Section 19, Township Four (4) North, Range Two
     (2) East of the Third Principal Meridian, Marion County, Illinois, and running 10 rods North and thence 16 rods West, thence 10 rods South and thence 16 rods East to the place of beginning containing 1 acre. AND

     The Northwest Quarter of the Northwest Quarter and the North Half of the Southwest Quarter of the Northwest Quarter of Section 29, Township 4 North, Range 2 East of the Third Principal Meridian, containing 60 acres, more or less. Situated in Marion County, Illinois.


EASEMENTS
---------

     None.


LEASED PROPERTY
---------------

     None.

PERMITS
-------

     Highway Permit - Illinois Department of Transportation, dated 4/5/00, District Serial No. 7-16076 - Permission and authorization to do certain work on right-of-way of State Highway FA-149 - Patoka-Kinmundy Blacktop.

                            ASSET TRANSFER AGREEMENT
                                 SCHEDULE 1.1(e)
                        INTELLECTUAL PROPERTY - KINMUNDY


     None.

                            ASSET TRANSFER AGREEMENT
                                 SCHEDULE 1.1(j)
                      ROLLING STOCK AND VEHICLES - KINMUNDY


     None.

                            ASSET TRANSFER AGREEMENT
                                 SCHEDULE 1.2(a)
                          RETAINED PROPERTY - KINMUNDY


     None.

                            ASSET TRANSFER AGREEMENT
                                 SCHEDULE 1.2(b)
                        NON-ASSIGNED CONTRACTS - KINMUNDY


     None.

                            ASSET TRANSFER AGREEMENT
                                 SCHEDULE 1.3(a)
                          REQUIRED CONSENTS - KINMUNDY


ASSIGNABILITY AND CONSENTS
--------------------------

     The Acquired Assets, including Contracts, Permits and Lease Agreements (but excluding leases of office equipment involving future payments of less than $500,000 in the aggregate), which are non-assignable or non-transferable or cannot be subleased to Transferee without the consent of some Persons, are identified on Schedule 5.1(d).

REGULATORY APPROVALS
--------------------

The following is a list of all necessary approvals of any Governmental Authority for the transfer of assets:

     Illinois Commerce Commission:
     Federal Energy Regulatory Commission:
     Also refer to Schedule 5.1(e).

                            ASSET TRANSFER AGREEMENT
                                 SCHEDULE 2.1(a)
                         ASSUMED INDEBTEDNESS - KINMUNDY


ASSUMED INDEBTEDNESS
--------------------

     None


ASSUMED LIABILITIES
-------------------

     See attached Balance Sheet of Union Electric Company as of September 30, 2002 (to be updated in accordance with the Asset Transfer Agreement).

                            ASSET TRANSFER AGREEMENT
                                 SCHEDULE 4.2(f)
          EXISTING INDEBTEDNESS TO BE DISCHARGED BY CLOSING - KINMUNDY


     None.

                            ASSET TRANSFER AGREEMENT
                                 SCHEDULE 5.1(c)
                     TITLE TO THE ACQUIRED ASSETS - KINMUNDY


     None.

                            ASSET TRANSFER AGREEMENT
                                 SCHEDULE 5.1(d)
                              CONTRACTS - KINMUNDY

    NAME OF COMPANY             DATE OF CONTRACT   PURPOSE                          CONSENT REQUIRED  CONSENT RECEIVED
    ---------------             ----------------   -------                          ----------------  ----------------
1.  Natural Gas Pipeline        3/18/99            Interconnection Agreement for          Yes
    Company of America/1/                          gas-fired electric generation
                                                   Station - Kinmundy and Gibson
                                                   City locations (gas)

2.  Natural Gas Pipeline        6/1/00             Operation and Maintenance              No
    Company of America/1/                          Agreement for gas facilities (gas)

3.  Natural Gas Pipeline        11/17/99           Transportation Rate Schedule           No
    Company of America/1/                          FTS Contract No. 116646 (gas)

                                                   Amendment No. 001, dated               No
                                                   11/18/99 to Rate Schedule FTS
                                                   Agreement - Contract No. 116656
                                                   (gas)

4.  Natural Gas Pipeline        8/17/01            Transportation Rate Schedule           No
    Company of America/1/                          FTS Agreement
                                                   Contract No. 119506 (gas)

5.  Natural Gas Pipeline        11/18/99           Point Operator Allocation              No
    Company of America/1/                          Agreement - Contract No. 116595
                                                   (gas)

                            ASSET TRANSFER AGREEMENT
                                 SCHEDULE 5.1(d)
                              CONTRACTS - KINMUNDY

    NAME OF COMPANY             DATE OF CONTRACT   PURPOSE                          CONSENT REQUIRED  CONSENT RECEIVED
    ---------------             ----------------   -------                          ----------------  ----------------
6.  Natural Gas Pipeline        11/3/99            Interruptible Transportation           No
    Company of America/1/                          Rate Discount Agreement
                                                   Contract No. 116589 (gas)

7.  Natural Gas Pipeline        5/12/00            Letter Agreement for Interruptible     No
    Company of America/1/                          Balancing Service (gas)
                                                   Contract No. 117638

8.  Ameren Services, as agent   11/15/02           Transmission System Interconnection    No
    for Union Electric Company                     Agreement - Kinmundy Project
    and Central Illinois Public                    (electric)
    Service Company

9.  Ameren Services, as agent   11/15/02           Parallel Operating Agreement -         Yes
    for Union Electric Company                     Kinmundy Project (electric)
    and Central Illinois Public
    Service Company

10. Steve Logston               11/28/01           Farming                                No
    P.O. Box 33
    Vernon, IL 62892

11. FMC Water Company           3/21/00            Water Purchase Agreement               No provision

12. Illinois Department of      6/20/00            Agricultural Import Mitigation         No provision
    Agriculture                                    Agreement

                            ASSET TRANSFER AGREEMENT
                                 SCHEDULE 5.1(d)
                              CONTRACTS - KINMUNDY

    NAME OF COMPANY             DATE OF CONTRACT   PURPOSE                          CONSENT REQUIRED  CONSENT RECEIVED
    ---------------             ----------------   -------                          ----------------  ----------------
13. Siemens Westinghouse Power  1/19/99            construction work                      No
    Corporation/1/

14. Siemens Westinghouse        5/12/01            Operation and Maintenance              No
    Operating Services                             Agreement for Gibson City,
    Company/1/                                     Kinmundy, Pinckneyville, Elgin
                                                   And Columbia

1 At time of transfer, this contract may be assigned or released in part to Union Electric Company or restructured to create a new and separate contract with Union Electric Company

                            ASSET TRANSFER AGREEMENT
                                 SCHEDULE 5.1(e)
                              ENVIRONMENTAL MATTERS

KINMUNDY PLANT
--------------

AIR
---

1. Illinois Environmental Protection Agency (IEPA) air construction permit for units KCTG-1 and KCTG-2. Facility ID 121803AAA; Application No. 99020027 issued on 10/24/2000.

2. United States Environmental Protection Agency (USEPA) approval to modify alternative monitoring program for Kinmundy Power Plant.

3.   Acid Rain Program Phase II permit for units KCTG-1 and KCTG-2.

4. Application for Title V air operating permit submitted to IEPA revision for new owner/operator and is pending.

5. USEPA Certificate of Representation under the Acid Rain Program revision for new owner/operator, with submittal to IEPA.

6. Corporate Agreement of Representation for assignment of Designated Representative and Alternative Designated Representative under Acid Rain Program.

7.   Authorized Account Representative for NOx SIP call revision to USEPA.

8.   Corporate Agreement of NOx Budget Trading Program Agreement of
     Representation.

WATER
-----

1.   IEPA NPDES permit number IL0075001.
2.   IEPA State Construct/Operating permit number 2001-EE-1724.

WASTE/LAND MANAGEMENT
---------------------

1.   Hazardous Waste ID Notification - ILR 000079152.
2.   State Waste generator number - 1210405011
3.   SPCC plan.